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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

[ ]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[X]   Soliciting Material Pursuant to Section 240.14A-12

                                  PULITZER INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)   Title of each class of securities to which transaction applies:


      (2)   Aggregate number of securities to which transaction applies:


      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:


      (5)   Total fee paid:


[ ]   Fee paid previously with preliminary materials.

[ ]   Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for
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      which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:
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      This filing relates to a planned merger of LP Acquisition Corp., a
Delaware corporation (the "Purchaser") and a wholly-owned subsidiary of Lee Enterprises, Incorporated, a Delaware corporation ("Lee") with and into Pulitzer Inc. ("Pulitzer") (the "Merger"), with Pulitzer as the surviving corporation pursuant to the terms of an Agreement and Plan of Merger, dated as of January 29, 2005 by and among Pulitzer, Lee and the Purchaser (the "Merger Agreement").

      The following is an article that was posted on www.stltoday.com on February 24, 2005.

      Pulitzer sale is heading for a May windup date

      By Christopher Carey

      Of the Post-Dispatch

      Deal draws one critic
      at annual meeting

      DAVENPORT, Iowa - Lee Enterprises Inc. remains on track to complete its $1.46 billion buyout of Pulitzer Inc. by late May or early June, executives said Wednesday at Lee's annual meeting.

      The Federal Trade Commission this week granted early termination of the waiting period required under antitrust laws, signaling that it had no objections.

      Pulitzer, which is based in St. Louis, is the parent of the Post-Dispatch and the Suburban Journals of Greater St. Louis.

      Lee agreed last month to pay $64 a share in cash for all of Pulitzer's shares, including the controlling interest held by members of the Pulitzer family.

      The combination of Lee and Pulitzer will create the fourth-largest newspaper chain in terms of daily papers, and the seventh-biggest in terms of circulation.

      Mary Junck, Lee's chairman and chief executive, said at the meeting that the deal should help the company maintain its enviable record of revenue and profit growth. "We believe this is an outstanding acquisition and an ideal fit for Lee," she said.

      The meeting drew about 50 employees and investors to the Radisson Quad City Plaza Hotel in Lee's home town of Davenport.

      Lee's stock price rose after the deal with Pulitzer was announced, a sign that Wall Street approves, Junck said. "We've received good reactions from shareholders and the markets," she said.

      One shareholder, however, expressed reservations.

      Carol Alexander, a former editor at Lee's newspaper in Quincy, Ill., the Herald & Review, noted before the meeting that other big deals, including Time Warner Inc.'s combination with America Online Inc., failed to deliver the expected gains.

      "I'm optimistic, but I also have a little bit of trepidation," said Alexander, who lives in Taylorville, Ill. "Mergers have not always been a good thing."
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      In the question-and-answer portion of the meeting, Alexander praised
Junck's leadership of Lee. But she asked the chief executive what Lee could bring to Pulitzer, saying its reputation for high-caliber journalism exceeds that of Lee.

      Alexander referred to a comment from a journalism professor at the time the deal was announced, stating that none of Lee's newspapers was "exceptional."

      Junck questioned that view, noting that reporters for Lee newspapers have won the "Suburban Journalist of the Year" award from Suburban Newspapers of America three years in a row.

      Two of Lee's directors are from St. Louis.

      Mark Vittert, a media entrepreneur who has been on the company's board since 1986, said Wednesday he thought the Post-Dispatch and Suburban Journals were a good fit for Lee. "I think St. Louis is on the way up," he said.

      Board member Andrew Newman, former chairman and chief executive of Edison Brothers Stores Inc., said he thought Lee's approach to building advertising and circulation could help Pulitzer's papers. "Those are challenges, particularly in a metropolitan area," Newman said.

      Lee operates 44 daily newspapers in 19 states. It had revenue of $683 million and profits of $86.1 million in its latest fiscal year.

      Pulitzer owns 14 dailies and more than 100 weekly newspapers and other publications. It had revenue of $444 million and profit of $44.1 million last year.

      The companies announced their deal on Jan. 30, ending two months of speculation about Pulitzer's fate.

      The timetable for the deal calls for Pulitzer's shareholders to vote in late April or early May. Reporter Christopher Carey

      E-mail: ccarey@post-dispatch.com

      Phone: 314-340-8291

      All content copyright (c) 2004, St. Louis Post-Dispatch, L.L.C. All rights reserved. 900 N. Tucker Blvd, St. Louis MO 63101
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ADDITIONAL INFORMATION AND WHERE TO FIND IT

      The proposed transaction will be submitted to Pulitzer's stockholders for their consideration, and Pulitzer will file with the SEC a proxy statement to be used to solicit the stockholders' approval of the proposed transaction, as well as other relevant documents concerning the proposed transaction.

      STOCKHOLDERS OF PULITZER ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A free copy of the proxy statement, as well as other filings containing information about Pulitzer, may be obtained at the SEC's Internet site (http://www.sec.gov). Copies of the proxy statement and the SEC filings that will be incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to James V. Maloney, Secretary, Pulitzer Inc., 900 North Tucker Boulevard, St. Louis, Missouri 63101.

PARTICIPANTS IN THE SOLICITATION

      Pulitzer and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Pulitzer in connection with the proposed transaction. Information regarding Pulitzer's directors and executive officers is available in Pulitzer's proxy statement for its 2004 annual meeting of stockholders, which was filed with the SEC on April 2, 2004. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.